Exhibit 99.1

ARGO GROUP ANNOUNCES CEO TRANSITION

Mark E. Watson III Steps Down as CEO; Board Appoints Kevin J. Rehnberg as Interim CEO

Third Quarter Financial Results Release and Conference Call Moved to Nov. 6 and 7, Respectively

HAMILTON, Bermuda – November 5, 2019 – Argo Group International Holdings, Ltd. (NYSE: ARGO) (“Argo” or the “Company”) today announced the retirement of Mark E. Watson III as Chief Executive Officer, effective immediately. The Board of Directors has named Kevin J. Rehnberg as Interim Chief Executive Officer, effective immediately and subject to Bermuda regulatory approval. Watson will continue to serve as a member of the Board and as an advisor to the Company until December 30, 2019 to ensure a smooth transition. On behalf of Argo’s Board of Directors, Chairman Gary V. Woods said, “The Board thanks Mark for his 20 years of service and his leadership in building the business, and wishes him well in his next endeavor.” Mark Watson said, “It has been a great honor to build and lead this great company, and I look forward to its continued success under Kevin Rehnberg’s leadership.”

Since January 1, 2019, Rehnberg has been President, Argo Group U.S., Inc., head of the Americas and Chief Administrative Officer. From March 2013 to January 2019, Rehnberg was President of Argo’s U.S. Operations, overseeing all activities of Argo’s U.S.-based business segments. Chairman Woods said, “Argo’s Board of Directors has complete confidence in Kevin’s ability to lead the Company. Kevin’s extensive leadership experience, including his strong track record running our Americas business, will ensure a smooth transition and position the Company for continued growth and performance.

Rehnberg said, “It is an honor to take on the interim CEO role and along with Argo’s talented leadership team, I’m proud to serve our clients and distribution partners. Argo is well positioned to continue delivering strong results for shareholders through profitable underwriting, long-standing relationships with distribution partners, operational excellence and disciplined capital management. We have also demonstrated the ability to unlock significant efficiencies and enhance customer service through technology and innovation. I will remain focused on these operating strategies.”

Before joining the Company, Rehnberg served as executive vice president for specialty lines at OneBeacon Insurance, where he oversaw specialty underwriting operations and acquired and built new lines of specialty business. Prior to that, he held positions at The St. Paul Travelers Companies, Liberty International and Chubb Corporation. He has a bachelor’s degree from Princeton University.

The independent directors of the Board continue to conduct their review of governance and compensation matters. The Company continues to believe that the amounts involved are not material to the Company’s financial position or results of operations. The Company is also fully cooperating with an investigation by the Securities and Exchange Commission with respect the Company’s disclosures of certain compensation matters.

The Company will release third quarter 2019 financial results after the close of U.S. financial markets on Wednesday, November 6, 2019, one day earlier than previously planned. Company management will conduct an investor conference call starting at 12 noon EST on Thursday, November 7, 2019, also one day earlier than originally planned.

A live webcast of the conference call can be accessed at https://services.choruscall.com/links/argo191108.html. Participants in the U.S. can access the call by dialing (877) 291-5203. Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610. Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the live conference call and can be accessed at https://services.choruscall.com/links/argo191108.html. A telephone replay of the conference call will be available through November 14, 2019, to callers in the U.S. by dialing (877) 344-7529 (conference # 10136648). Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference # 10136648).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NYSE: ARGO) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group’s insurance subsidiaries are A.M. Best-rated ‘A’ (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo Group’s U.S. insurance subsidiaries are Standard and Poor’s-rated ‘A-’ (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release may include forward-looking statements that reflect our current views with respect to future events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “does not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Argo Group’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, voting results from and other matters related to the Annual General Meeting, including compensation matters. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Argo Group on file with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Argo Group will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Argo Group or its business or operations. Except as required by law, Argo Group undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Investors:

Brett Shirreffs

Investor Relations

212.607.8830

brett.shirreffs@argogroupus.com

Media:

David Snowden

Senior Vice President, Group Communications

210.321.2104

david.snowden@argogroupus.com